EXHIBIT 3.1

CERTIFICATE OF AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION
OF
VARIAN MEDICAL SYSTEMS, INC.

A Delaware Corporation

Varian Medical Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is Varian Medical Systems, Inc. The original Certificate of Incorporation of the Corporation (then known as Varian Delaware, Inc.) was filed with the Secretary of State of the State of Delaware on January 22, 1976; that a Restated Certificate of Incorporation of the Corporation (then known as Varian Associates, Inc.) was filed with the Secretary of State of the State of Delaware on June 29, 1987; that a Certificate of Amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 1, 1999; that a Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 23, 2002; and that a Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 10, 2004.

SECOND: The Board of Directors of the Corporation (the “Board of Directors”) duly adopted resolutions at a meeting of the Board of Directors setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation, declaring such amendments to be advisable and directing that such amendments be considered at the regularly scheduled annual meeting of the stockholders of the Corporation; such amendments proposed to amend Article V of the Restated Certificate of Incorporation of the Corporation to read in full as follows:

ARTICLE V

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of this corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors of this corporation, but in no event shall the number of directors be fewer than three. The directors, other than those who may be elected solely by the holders of any series of Preferred Stock (unless the relevant Preferred Stock certificate of designation shall so provide), shall be divided into three classes, as nearly equal in number as possible, designated “Class I,” “Class II” and “Class III.” Directors of each class shall serve for a term ending on the third annual meeting of stockholders following the annual meeting at which such class was elected. At each annual meeting of stockholders beginning in 2016, the directors shall be elected annually for one-year terms expiring at the next succeeding annual meeting of stockholders. Notwithstanding the foregoing, the Class I directors elected at the 2014 annual meeting of stockholders shall continue to serve until the 2017 annual meeting of stockholders and the Class II directors elected at the 2015 annual meeting of stockholders shall continue to serve until the 2018 annual meeting of stockholders. Beginning with the 2018 annual meeting of stockholders, the entire Board of Directors shall be subject to election at each annual meeting of stockholders and the Board of Directors will no longer be divided into classes. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless such director shall die, resign, retire or be disqualified or removed.

At each annual election of directors prior to the election at the 2016 annual meeting of stockholders, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. If for any reason the number of directors in the various classes shall not be as nearly equal as possible, the Board of Directors may redesignate any director into a different class in order that the balance of directors in such classes shall be as nearly equal as possible.

At all elections of directors of this corporation held prior to the election at the 2016 annual meeting of stockholders, each holder of Common Stock shall be entitled to as many votes as shall equal the number of votes which, except for this provision as to cumulative voting, he would be entitled to cast for the election of directors with respect to his shares of Common Stock, multiplied by the number of directors to be elected, and he may cast all of such votes for a single nominee for director or may distribute them among the number to be voted for, or for any two or more of them as he sees fit. Commencing with the election at the 2016 annual meeting of stockholders, stockholders of the corporation shall not be entitled to cumulative voting in elections of directors of this corporation.

Every act or decision done or made by a majority of the whole Board of Directors, acting at a meeting duly held at which a quorum is present, or acting by written consent, shall be regarded as the act of the Board of Directors unless a greater number be required by law or by this Certificate of Incorporation.

THIRD: Thereafter, the necessary number of shares as required by statute were voted in favor of such amendment at the regularly scheduled annual meeting of stockholders of the Corporation held on February 20, 2014 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

FOURTH: Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, Varian Medical Systems, Inc. has caused this amendment to be signed by its duly authorized officer this 18th day of August, 2014.

VARIAN MEDICAL SYSTEMS, INC.

/s/ John W. Kuo
John W. Kuo Secretary

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CERTIFICATE OF AMENDMENT TO

RESTATED CERTIFICATE OF INCORPORATION

OF

VARIAN MEDICAL SYSTEMS, INC.

A Delaware Corporation

Varian Medical Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:  The name of the Corporation is Varian Medical Systems, Inc.  The  original Certificate of Incorporation of the Corporation (then known as Varian Delaware, Inc.) was filed with the Secretary of State of the State of Delaware on January 22, 1976; that a Restated Certificate of Incorporation of the Corporation (then known as Varian Associates, Inc.) was filed with the Secretary of State of the State of Delaware on June 29, 1987; that a Certificate of Amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 1, 1999; and that a Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 23, 2002.

SECOND:  The Board of Directors of the Corporation (the “Board of Directors”) duly adopted resolutions at a meeting of the Board of Directors setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing that such amendment be considered at a special meeting of the stockholders of the Corporation.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that subject to approval of the corporation's stockholders, the first paragraph of Article IV of the Corporation's Restated Certificate of Incorporation shall be amended to read in full as follows:

The corporation shall be authorized to issue two classes of stock to be designated, respectively, “Common” and “Preferred.”  The total number of shares which this corporation shall have authority to issue shall be one hundred ninety million (190,000,000).  The total number of shares of Common Stock shall be one hundred eighty-nine million (189,000,000) and the par value of each share of Common Stock shall be One Dollar ($1).  The total number of shares of Preferred Stock shall be one million (1,000,000) and the par value of each share of Preferred Stock shall be One Dollar ($1).

THIRD:  Thereafter, the necessary number of shares as required by statute were voted in favor of such amendment at the special meeting of stockholders of the Corporation held on June 10, 2004 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

FOURTH:  Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Varian Medical Systems, Inc. has caused this amendment to be signed by its duly authorized officer this 10th day of June, 2004.

VARIAN MEDICAL SYSTEMS, INC.

/s/ Joseph B. Phair
Joseph B. Phair, Vice President, General Counsel and Secretary

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RESTATED CERTIFICATE OF INCORPORATION

OF

VARIAN MEDICAL SYSTEMS, INC.

A Delaware Corporation

Varian Medical Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  The name of the Corporation is Varian Medical Systems, Inc. and the name under which the Corporation was originally incorporated was Varian Delaware, Inc.  The Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on January 22, 1976.

SECOND:  The Restated Certificate of Incorporation of Varian Medical Systems, Inc. in the form attached hereto as Exhibit A restates and integrates but does not further amend the Certificate of Incorporation of Varian Medical Systems, Inc. and there is no discrepancy between the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented and the provisions of the Restated Certificate of Incorporation attached hereto, which has been duly adopted in accordance with the provisions of Sections 245 and 141(b) of the General Corporation Law of the State of Delaware by unanimous written consent of the Board of Directors on April 4, 2002.

THIRD:  The Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, we have hereunto set our hands as President and Secretary, respectively, of Varian Medical Systems, Inc. and hereby affirm under penalties of perjury that the foregoing is our act and deed and the facts herein stated are true, and accordingly have hereunto set forth our hands this 15th day of April, 2002.

/s/ Richard M. Levy
Richard M. Levy, President

ATTEST:	/s/ Joseph B. Phair
Joseph B. Phair, Secretary

Exhibit A

RESTATED CERTIFICATE OF INCORPORATION

OF

VARIAN MEDICAL SYSTEMS, INC.

A Delaware Corporation

ARTICLE I

The name of this corporation is Varian Medical Systems, Inc.

ARTICLE II

Its registered office is located at 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware.  The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by this corporation is to engage in research, development, manufacture, service and sale of electronic and related products and to engage in any other act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

This corporation shall be authorized to issue two classes of stock to be designated, respectively, “Common” and “Preferred.”  The total number of shares which this corporation shall have authority to issue shall be one hundred million (100,000,000).  The total number of shares of Common Stock shall be ninety-nine million (99,000,000) and the par value of each share of Common Stock shall be One Dollar ($1).  The total number of shares of Preferred Stock shall be one million (1,000,000) and the par value of each share of Preferred Stock shall be One Dollar ($1).

The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby expressly vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof (including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference of any series of Preferred Stock), to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote in the election of directors.

The Certificate of Designation which restates and integrates the Certificate of Designation and the amendment thereto heretofore adopted is attached as Attachment 1.

ARTICLE V

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of this corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors of this corporation, but in no event shall the number of directors be fewer than three.  The directors, other than those who may be elected solely by the holders of any series of Preferred Stock (unless the relevant Preferred Stock certificate of designation shall so provide), shall be divided into three classes, as nearly equal in number as possible, designated “Class I,” “Class II” and “Class III.”  Directors of each class shall serve for a term ending on the third annual meeting of stockholders following the annual meeting at which such class was elected.  The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless such director shall die, resign, retire or be disqualified or removed.

At each annual election the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed.  If for any reason the number of directors in the various classes shall not be as nearly equal as possible, the Board of Directors may redesignate any director into a different class in order that the balance of directors in such classes shall be as nearly equal as possible.

At all elections of directors of this corporation, each holder of Common Stock shall be entitled to as many votes as shall equal the number of votes which, except for this provision as to cumulative voting, he would be entitled to cast for the election of directors with respect to his shares of Common Stock, multiplied by the number of directors to be elected, and he may cast all of such votes for a single nominee for director or may distribute them among the number to be voted for, or for any two or more of them as he sees fit.

Every act or decision done or made by a majority of the whole Board of Directors, acting at a meeting duly held at which a quorum is present, or acting by written consent, shall be regarded as the act of the Board of Directors unless a greater number be required by law or by this Certificate of Incorporation.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized, by resolution passed by a majority of the whole board, to make, amend, alter or repeal the By-Laws of this corporation.

ARTICLE VII

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner now or hereafter prescribed by law, and all rights herein conferred upon the stockholders are granted subject to this reservation.

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ARTICLE VIII

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ARTICLE IX

Meetings of stockholders may be held outside the State of Delaware, if the By-Laws so provide.  The books of this corporation may be kept (subject to any provision of law) outside the State of Delaware.  Elections of directors need not be by ballot unless the By-Laws of this corporation shall so provide.

ARTICLE X

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the General Corporation Law of the State of Delaware or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of the law, or (iv) shall have derived an improper personal benefit.  Neither the amendment nor repeal of this Article X, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of the matter occurring, or any cause of action, suit or claim that but for this Article X would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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ATTACHMENT 1

CERTIFICATE OF DESIGNATION AND TERMS

OF PARTICIPATING PREFERRED STOCK

OF

VARIAN MEDICAL SYSTEMS, INC.

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

Pursuant to authority granted by Article IV of the Restated Certificate of Incorporation, as amended, of the Corporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolutions fixing the designation and certain terms, powers, preferences and other rights of a series of the Corporation's Preferred Stock, par value $1 per share, and certain qualifications, limitations and restrictions thereon:

RESOLVED, that there is hereby established a series of Preferred Stock, par value $1 per share, of the Corporation, and the designation and certain terms, powers, preferences and other rights of the shares of such series, and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

(i)          The distinctive serial designation of this series shall be “Participating Preferred Stock” (hereinafter called “this Series”).  Each share of this Series shall be identical in all respects with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative.

(ii)         The number of shares in this Series shall be 100,000, which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors.  Shares of this Series purchased by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.  Shares of this Series may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder's fractional share, all the rights of a holder of a whole share of this Series.

(iii)        The holders of full or fractional shares of this Series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, (A) on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole share of this Series equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) that would be payable on such date to a holder of the Reference Package (as hereinafter defined) and (B) on the last day of March, June,

September and December in each year, in an amount per whole share of this Series equal to the excess (if any) of $2.50 over the aggregate dividends paid per whole share of this Series during the three month period ending on such last day.  Each such dividend shall be paid to the holders of record of shares of this Series on the date, not exceeding sixty days preceding such dividend or distribution payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution.  Dividends on each full and each fractional share of this Series shall be cumulative from the date such full or fractional share is originally issued; provided that any such full or fractional share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date.

The term “Reference Package” shall initially mean 1,000 shares of Common Stock, par value $1 per share (“Common Stock”), of the Corporation.  In the event the Corporation shall at any time after the close of business on December 4, 1998 (A) declare of pay a dividend on any Common Stock payable in Common Stock, (B) subdivide any Common Stock or (C) combine any Common Stock into a smaller number of shares, then and in each such case the Reference Package after such event shall be the Common Stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.

Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on this Series.

So long as any shares of this series are outstanding, no dividends (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to this Series as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.

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(iv)          In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

(v)          In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to this Series upon liquidation, to be paid in full an amount per whole share of this Series equal to the greater of (A) $100 or (B) the aggregate amount distributed or to be distributed prior to such date in connection with such liquidation, dissolution or winding up to a holder of the Reference Package (such greater amount being hereinafter referred to as the “Liquidation Preference”), together with accrued dividends to such distribution or payment date, whether or not earned or declared.  If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its Stockholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v) before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.

For the purposes of this Section (v), the consolidation or merger of, or binding share exchange by, the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(vi)          The shares of this Series shall not be redeemable.

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(vii)          In addition to any other vote or consent of Stockholders required by law or by the Restated Certificate of Incorporation, as amended, of the Corporation, each whole share of this Series shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and voting on such matter and shall have the number of votes thereon that a holder of the Reference Package would have.

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CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF DESIGNATION AND TERMS

OF

PARTICIPATING PREFERRED STOCK

OF

VARIAN MEDICAL SYSTEMS, INC.

Varian Medical Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  That the original Certificate of Incorporation of the Corporation (then known as Varian Delaware, Inc.) was filed with the Secretary of State of the State of Delaware on January 22, 1976; that a Restated Certificate of Incorporation of the Corporation (then known as Varian Associates, Inc.) was filed with the Secretary of State of the State of Delaware on June 29, 1987; that a Certificate of Designation and Terms of the Participating Preferred Stock of the Corporation (then known as Varian Associates, Inc.) was filed with the Secretary of State of the State of Delaware on November 23, 1998; that a Certificate of Amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 1, 1999; that a Certificate of Amendment to Certificate of Designation and Terms of Participating Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on March 12, 2002; that a Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 23, 2002; and that a Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 10, 2004.

SECOND:  That the Board of Directors of the Corporation, by unanimous written consent in lieu of a special meeting of the Board of Directors, adopted a resolution proposing and declaring it advisable to amend the Restated Certificate of Incorporation to replace paragraph (ii) of the Certificate of Designation and Terms of Participating Preferred Stock.

THIRD:  That such amendment was not required to be approved by holders of the issued and outstanding stock of the Corporation.

FOURTH:  That in connection with the foregoing, paragraph (ii) of the Certificate of Designation and Terms of Participating Preferred Stock of Varian Medical Systems, Inc. is hereby deleted in its entirety and substituted therefor is the following new paragraph (ii) of the Certificate of Designation and Terms of Participating Preferred Stock of Varian Medial Systems Inc.:

“(ii)          The number of shares in this Series shall be 200,000, which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors.  Shares of this Series purchased by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.  Shares of this Series may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder's fractional share, all the rights of a holder of a whole share of this Series.”

FIFTH:  That this Amendment to the Certificate of Designation and Terms of the Corporation was duly adopted in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Varian Medical Systems, Inc. has caused this amendment to be signed by its duly authorized officer this 16th day of June, 2004.

VARIAN MEDICAL SYSTEMS, INC.

/s/ Joseph B. Phair
Joseph B. Phair, Vice President, General Counsel and Secretary

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